Exhibit 99.1

Equity Residential Reports Second Quarter 2009 Results

Announces Expected Reduction of Common Share Annual Dividend to $1.35 per Share

CHICAGO--(BUSINESS WIRE)--July 29, 2009--Equity Residential (NYSE: EQR) today reported results for the quarter and six months ended June 30, 2009. All per share results are reported on a fully-diluted basis.

“We are pleased to deliver better than expected second quarter results as well as forecast modestly higher same store net operating income for the year than we originally thought,” said David J. Neithercut, Equity Residential’s President and CEO. “While lower operating expenses are the major contributor to our improved forecast, we are pleased that our revenue expectation for the year is essentially unchanged because our commitment to resident satisfaction is enabling us to retain existing residents at renewal rents higher than might have been expected in this extremely difficult economic climate.”

Second Quarter 2009

For the second quarter of 2009, the company reported earnings per share of $0.35 compared to earnings of $0.46 per share in the second quarter of 2008. The difference is primarily due to lower gains from property sales caused by lower property sales volume in 2009 and lower property net operating income (NOI) and a development-related impairment charge, which are both discussed below.

Funds from Operations (FFO) for the quarter ended June 30, 2009 was $0.58 per share compared to $0.64 per share in the same period of 2008. The difference is due primarily to:

  the net negative impact of approximately $0.05 per share from lower total NOI from the company’s same store portfolio and dilution from 2008 and 2009 transaction activity, partially offset by the positive impact of NOI from lease-up activity;
  the negative impact of approximately $0.04 per share from a non-cash charge of $11.1 million to reflect impairment in the value of a land parcel; and
  the net positive impact of approximately $0.03 per share due to lower interest expense, higher interest and other income and certain other non-comparable items listed on page 23 of this release.

Six Months Ended June 30, 2009

For the six months ended June 30, 2009, the company reported earnings of $0.64 per share compared to $0.96 per share in the same period of 2008.

FFO for the six months ended June 30, 2009 was $1.16 per share compared to $1.22 per share in the same period of 2008.

Same Store Results

On a same store second quarter to second quarter comparison, which includes 121,256 apartment units, revenues decreased 2.4%, expenses decreased 0.6% and NOI decreased 3.4%. The revenue decrease was due to a 1.2% decrease in average rental rate and a 1.2% decrease in occupancy to 93.7%. The expense decrease was primarily due to a 2.8% decrease in utility expense and a 0.8% decrease in payroll.

On a same store six-month to six-month comparison, which includes 120,452 apartment units, revenues decreased 1.3%, expenses increased 1.1% and NOI decreased 2.8%.

Acquisitions/Dispositions

During the second quarter of 2009, the company sold 12 properties, consisting of 2,668 apartment units, for an aggregate sale price of $213.8 million at a weighted average capitalization (cap) rate of 7.6% generating an unlevered internal rate of return (IRR) of 9.7%. The company acquired no properties during the second quarter of 2009.

During the first six months of 2009, the company sold 23 consolidated properties, consisting of 4,199 apartment units, for an aggregate sale price of $353.4 million at a weighted average cap rate of 7.4% generating an unlevered IRR of 10.2%. The company acquired no properties during the first six months of 2009.

Liquidity

On June 29, 2009, the company closed a $500.0 million secured loan with Freddie Mac (NYSE: FRE), originated by Deutsche Bank Berkshire Mortgage. The loan is interest only and matures in eleven years with the first ten years fixed and the final year at a floating rate of interest. The loan, which is collateralized with thirteen assets in seven markets, has an all-in effective interest rate of approximately 5.6%. The closing of this loan continues the company's strategy of maintaining excellent liquidity and addressing funding obligations well before loan maturities.

The company currently has $565.0 million in unrestricted cash or securities readily convertible to cash, inclusive of the secured loan proceeds, and $1.35 billion available on its unsecured revolving credit facility. With current cash on hand, the company can meet all of its 2009 and 2010 debt maturities and development obligations. Inclusive of current cash on hand, the unsecured revolving credit facility and net disposition proceeds for 2009 as provided in current guidance, the company can meet all of its obligations through 2011.

Expected Dividend Reduction

The company expects to reduce its quarterly common share dividend, beginning with the dividend for the third quarter of 2009, from $0.4825 per share (an annual rate of $1.93 per share) to $0.3375 per share (an annual rate of $1.35 per share).

“We expect to take this step as a result of reductions in our cash flow from ongoing operations and also to position the company to take advantage of opportunities that may lie ahead,” said Mr. Neithercut.

Third Quarter 2009 Guidance

The company has established an FFO guidance range of $0.49 to $0.53 per share for the third quarter of 2009. The difference between the company’s actual pre-impairment second quarter 2009 FFO of $0.62 per share and the midpoint of the range for the third quarter is primarily attributable to:

  the negative impact of approximately $0.07 per share from lower NOI from the company’s same store portfolio as well as dilution from 2009 transaction activity;
  the negative impact of approximately $0.02 per share from increased interest expense due to higher debt balances as a result of the company’s recent $500.0 million loan from Freddie Mac and lower capitalized interest due to reduced development activity; and
  the negative impact of approximately $0.02 per share from lower interest and other income in the third quarter.

Full Year 2009 Guidance

The company has revised its guidance for its full year 2009 same store operating performance, funds from operations results and transactions activities as well as other items listed on page 24 of this release. The changes to the full year same store and FFO guidance are listed below:

	Previous	Revised
Same store:
Revenue change	(4.5%) to (1.5%)	(3.5%) to (3.0%)
Expense change	2.5% to 3.5%	1.25% to 1.75%
NOI change	(9.25%) to (3.75%)	(6.5%) to (5.5%)

FFO per share	$2.00 to $2.30	$2.10 to $2.20

The guidance midpoint for the company’s full year 2009 FFO remains the same as the company’s previous guidance due to higher than expected property NOI and higher interest and other income offset by the impairment charge. Annual interest expense is largely unchanged as higher expense due to the $500.0 million loan from Freddie Mac is offset by lower than anticipated rates on the company’s floating rate debt.

Third Quarter 2009 Conference Call

Equity Residential expects to announce third quarter 2009 results on Wednesday, October 28, 2009 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, October 29, 2009.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 526 properties located in 23 states and the District of Columbia, consisting of 143,856 apartment units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results and outlook for 2009 will take place tomorrow, Thursday, July 30, at 10:00 a.m. Central. Please visit the Investor Information section of the company’s website at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2009	2008	2009	2008
REVENUES
Rental income	$1,007,540	$1,003,532	$502,738	$510,567
Fee and asset management	5,275	5,010	2,412	2,716

Total revenues	1,012,815	1,008,542	505,150	513,283

EXPENSES
Property and maintenance	254,977	261,248	123,430	130,402
Real estate taxes and insurance	108,799	103,884	53,824	51,457
Property management	37,732	40,667	18,718	19,491
Fee and asset management	3,985	4,171	1,982	1,991
Depreciation	298,194	279,253	149,909	139,812
General and administrative	20,595	24,191	10,201	11,774
Impairment	11,124	-	11,124	-

Total expenses	735,406	713,414	369,188	354,927

Operating income	277,409	295,128	135,962	158,356

Interest and other income	12,639	8,167	6,622	4,808
Other expenses	(306)	(780)	(14)	(604)
Interest:
Expense incurred, net	(239,565)	(238,780)	(115,866)	(119,511)
Amortization of deferred financing costs	(6,220)	(4,338)	(3,255)	(2,178)

Income before income and other taxes, (loss) from investments in unconsolidated entities, net gain (loss) on sales of unconsolidated
entities and discontinued operations	43,957	59,397	23,449	40,871
Income and other tax (expense) benefit	(2,389)	(4,622)	(259)	(1,628)
(Loss) from investments in unconsolidated entities	(2,221)	(190)	(2,026)	(95)
Net gain (loss) on sales of unconsolidated entities	2,759	-	(6)	-
Income from continuing operations	42,106	54,585	21,158	39,148
Discontinued operations, net	149,247	232,936	84,774	100,845
Net income	191,353	287,521	105,932	139,993
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(10,420)	(17,481)	(5,729)	(8,348)
Preference Interests and Units	(7)	(7)	(3)	(3)
Partially Owned Properties	74	(1,659)	5	(1,391)
Net income attributable to controlling interests	181,000	268,374	100,205	130,251
Preferred distributions	(7,240)	(7,259)	(3,620)	(3,626)
Net income available to Common Shares	$173,760	$261,115	$96,585	$126,625

Earnings per share – basic:
Income from continuing operations available to Common Shares	$0.12	$0.16	$0.06	$0.12
Net income available to Common Shares	$0.64	$0.97	$0.35	$0.47
Weighted average Common Shares outstanding	272,614	269,196	272,901	269,608

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$0.12	$0.16	$0.06	$0.12
Net income available to Common Shares	$0.64	$0.96	$0.35	$0.46
Weighted average Common Shares outstanding	289,152	289,921	289,338	290,445

Distributions declared per Common Share outstanding	$0.9650	$0.9650	$0.4825	$0.4825

Equity Residential
Consolidated Statements of Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2009 (3)	2008 (3)	2009 (3)	2008 (3)

Net income	$191,353	$287,521	$105,932	$139,993
Adjustments:
Net (income) loss attributable to Noncontrolling Interests:
Preference Interests and Units	(7)	(7)	(3)	(3)
Partially Owned Properties	74	(1,659)	5	(1,391)
Depreciation	298,194	279,253	149,909	139,812
Depreciation – Non-real estate additions	(3,792)	(4,081)	(1,894)	(2,030)
Depreciation – Partially Owned and Unconsolidated Properties	431	2,040	248	1,006
Net (gain) loss on sales of unconsolidated entities	(2,759)	-	6	-
Discontinued operations:
Depreciation	3,641	14,921	1,438	6,782
Net gain on sales of discontinued operations	(145,798)	(214,797)	(83,927)	(92,280)
Net incremental gain (loss) on sales of condominium units	335	(3,090)	399	(3,456)

FFO (1) (2)	341,672	360,101	172,113	188,433
Preferred distributions	(7,240)	(7,259)	(3,620)	(3,626)

FFO available to Common Shares and Units – basic (1) (2)	$334,432	$352,842	$168,493	$184,807

FFO available to Common Shares and Units – diluted (1) (2)	$334,747	$353,183	$168,651	$184,975

FFO per share and Unit – basic	$1.16	$1.23	$0.58	$0.64

FFO per share and Unit – diluted	$1.16	$1.22	$0.58	$0.64

Weighted average Common Shares and
Units outstanding – basic	288,851	287,260	288,990	287,440

Weighted average Common Shares and
Units outstanding – diluted	289,558	290,360	289,743	290,878
(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.  FFO available to Common Shares and Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States.  The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests - Operating Partnership".  Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO and FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(3)

On January 1, 2009, the Company adopted FSP APB 14-1, which requires companies to retrospectively expense certain implied costs of the option value related to convertible debt.  As a result, net income, FFO and FFO available to Common Shares and Units – basic and diluted have all been reduced by approximately $5.0 million for both the six months ended June 30, 2009 and 2008, and by approximately $2.1 million and $2.5 million for the quarters ended June 30, 2009 and 2008, respectively.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Investment in real estate
Land	$3,669,394	$3,671,299
Depreciable property	13,993,241	13,908,594
Projects under development	725,598	855,473
Land held for development	239,377	254,873
Investment in real estate	18,627,610	18,690,239
Accumulated depreciation	(3,759,948)	(3,561,300)
Investment in real estate, net	14,867,662	15,128,939

Cash and cash equivalents	667,495	890,794
Investments in unconsolidated entities	3,666	5,795
Deposits – restricted	158,181	152,372
Escrow deposits – mortgage	17,541	19,729
Deferred financing costs, net	54,283	53,817
Other assets	154,234	283,664
Total assets	$15,923,062	$16,535,110

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$5,028,736	$5,036,930
Notes, net	4,945,244	5,447,012
Lines of credit	-	-
Accounts payable and accrued expenses	113,915	108,463
Accrued interest payable	107,566	113,846
Other liabilities	258,677	289,562
Security deposits	62,035	64,355
Distributions payable	142,187	141,843
Total liabilities	10,658,360	11,202,011

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	185,923	264,394

Equity:
Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,950,925 shares issued
and outstanding as of June 30, 2009 and 1,951,475
shares issued and outstanding as of December 31, 2008	208,773	208,786
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 273,975,692 shares issued
and outstanding as of June 30, 2009 and 272,786,760
shares issued and outstanding as of December 31, 2008	2,740	2,728
Paid in capital	4,373,983	4,273,489
Retained earnings	365,705	456,152
Accumulated other comprehensive loss	(22,222)	(35,799)
Total shareholders' equity	4,928,979	4,905,356
Noncontrolling Interests:
Operating Partnership	136,251	137,645
Preference Interests and Units	184	184
Partially Owned Properties	13,365	25,520
Total Noncontrolling Interests	149,800	163,349
Total equity	5,078,779	5,068,705
Total liabilities and equity	$15,923,062	$16,535,110

Equity Residential
Portfolio Summary
As of June 30, 2009

					% of 2009	Average
				% of	Stabilized	Rental
	Markets	Properties	Units	Total Units	NOI	Rate (1)

1	New York Metro Area	22	6,246	4.3%	10.1%	$2,627
2	DC Northern Virginia	26	8,781	6.1%	9.0%	1,631
3	South Florida	39	12,897	9.0%	8.5%	1,264
4	Los Angeles	39	7,841	5.5%	8.2%	1,729
5	Seattle/Tacoma	47	10,645	7.4%	7.3%	1,314
6	Boston	37	6,608	4.6%	6.7%	1,980
7	San Francisco Bay Area	34	6,731	4.7%	6.6%	1,670
8	Phoenix	42	12,085	8.4%	5.4%	880
9	Denver	25	8,606	6.0%	5.1%	998
10	San Diego	14	4,491	3.1%	4.5%	1,638
11	Orlando	26	8,042	5.6%	4.3%	1,008
12	Atlanta	28	8,730	6.1%	3.9%	934
13	Inland Empire, CA	15	4,655	3.2%	3.8%	1,333
14	Suburban Maryland	23	6,276	4.4%	3.6%	1,217
15	Orange County, CA	10	3,307	2.3%	3.3%	1,553
16	New England (excluding Boston)	24	3,945	2.7%	2.1%	1,110
17	Portland, OR	10	3,417	2.4%	1.8%	967
18	Jacksonville	12	3,951	2.7%	1.7%	871
19	Raleigh/Durham	12	3,058	2.1%	1.3%	789
20	Tampa	10	3,158	2.2%	1.2%	903

	Top 20 Total	495	133,470	92.8%	98.4%	1,328

21	Central Valley, CA	7	1,205	0.8%	0.6%	1,032
22	Dallas/Ft. Worth	7	1,641	1.1%	0.5%	860
23	Other EQR	13	2,939	2.1%	0.5%	866

	Total	522	139,255	96.8%	100.0%	1,311

	Condominium Conversion	2	42	-	-	-
	Military Housing	2	4,559	3.2%	-	-

	Grand Total	526	143,856	100.0%	100.0%	$1,311

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the month of June 2009.

Equity Residential

Portfolio as of June 30, 2009

		Properties	Units

Wholly Owned Properties		459	124,627
Partially Owned Properties:
Consolidated		25	5,110
Unconsolidated		40	9,560
	Military Housing (Fee Managed)	2	4,559

		526	143,856

Portfolio Rollforward Q2 2009
($ in thousands)

			Purchase/
	Properties	Units	(Sale) Price	Cap Rate

3/31/2009	537	146,232

Acquisitions:
Rental Properties	-	-	-	-
Dispositions:
Rental Properties:
Consolidated	(12)	(2,668)	$(213,817)	7.6%
Condominium Conversion Properties	-	(22)	$(4,523)
Completed Developments	1	457
Configuration Changes	-	(143)

6/30/2009	526	143,856

Portfolio Rollforward 2009
($ in thousands)

			Purchase/
	Properties	Units	(Sale) Price	Cap Rate

12/31/2008	548	147,244

Acquisitions:
Rental Properties	-	-	-	-
Dispositions:
Rental Properties:
Consolidated	(23)	(4,199)	$(353,390)	7.4%
Unconsolidated (1)	(1)	(216)	$(20,700)	8.0%
Condominium Conversion Properties	(1)	(23)	$(4,669)
Completed Developments	3	1,199
Configuration Changes	-	(149)

6/30/2009	526	143,856
(1)	EQR owned a 25% interest in this unconsolidated rental property. Sale price listed is the gross sale price.

Equity Residential

Second Quarter 2009 vs. Second Quarter 2008
Quarter over Quarter Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 121,256 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q2 2009	$457,052	$167,886	$289,166	$1,343	93.7%	15.0%
Q2 2008	$468,282	$168,890	$299,392	$1,359	94.9%	15.9%

Change	$(11,230)	$(1,004)	$(10,226)	$(16)	(1.2%)	(0.9%)

Change	(2.4%)	(0.6%)	(3.4%)	(1.2%)

Second Quarter 2009 vs. First Quarter 2009
Sequential Quarter over Quarter Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 125,012 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q2 2009	$473,860	$175,183	$298,677	$1,350	93.7%	15.0%
Q1 2009	$475,924	$182,910	$293,014	$1,356	93.7%	13.5%

Change	$(2,064)	$(7,727)	$5,663	$(6)	0.0%	1.5%

Change	(0.4%)	(4.2%)	1.9%	(0.4%)

June YTD 2009 vs. June YTD 2008
YTD over YTD Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 120,452 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

YTD 2009	$910,279	$341,960	$568,319	$1,346	93.7%	28.5%
YTD 2008	$922,549	$338,147	$584,402	$1,352	94.5%	29.7%

Change	$(12,270)	$3,813	$(16,083)	$(6)	(0.8%)	(1.2%)

Change	(1.3%)	1.1%	(2.8%)	(0.4%)

(1)	The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
Second Quarter 2009 vs. Second Quarter 2008
Same Store Results by Market

						Increase (Decrease) from Prior Year's Quarter
			Q2 2009	Q2 2009	Q2 2009
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	6,246	10.3%	$2,680	94.8%	(3.3%)	5.6%	(7.8%)	(3.0%)	(0.2%)
2	DC Northern Virginia	8,057	8.9%	1,664	94.2%	(1.4%)	1.5%	(2.7%)	0.3%	(1.7%)
3	South Florida	11,761	8.6%	1,281	93.4%	(2.8%)	(2.3%)	(3.1%)	(2.1%)	(0.6%)
4	Los Angeles	6,863	7.7%	1,719	92.9%	(4.1%)	(1.9%)	(5.1%)	(2.0%)	(2.0%)
5	Seattle/Tacoma	8,215	6.9%	1,374	92.8%	(3.4%)	0.0%	(5.3%)	(1.2%)	(2.2%)
6	Boston	5,714	6.9%	1,924	95.0%	0.6%	(3.7%)	3.2%	1.8%	(1.2%)
7	San Francisco Bay Area	6,200	6.6%	1,692	93.2%	(1.2%)	(2.1%)	(0.7%)	1.7%	(2.7%)
8	Phoenix	10,646	5.5%	876	92.7%	(6.9%)	(3.3%)	(9.2%)	(5.7%)	(1.3%)
9	Denver	8,059	5.2%	997	94.0%	(0.7%)	(3.4%)	0.6%	0.5%	(1.2%)
10	San Diego	4,491	4.9%	1,646	93.8%	0.5%	(1.5%)	1.4%	0.9%	(0.5%)
11	Orlando	7,525	4.3%	998	92.9%	(4.5%)	0.4%	(7.5%)	(3.6%)	(0.9%)
12	Atlanta	7,546	4.1%	974	94.0%	(3.0%)	0.8%	(5.7%)	(1.7%)	(1.2%)
13	Inland Empire, CA	4,355	3.8%	1,339	94.2%	(2.3%)	(2.7%)	(2.1%)	(1.4%)	(0.9%)
14	Orange County, CA	3,175	3.4%	1,578	93.9%	(2.3%)	(4.0%)	(1.6%)	(1.7%)	(0.6%)
15	Suburban Maryland	3,977	2.9%	1,176	94.4%	1.5%	1.5%	1.5%	2.4%	(0.8%)
16	New England (excluding Boston)	3,945	2.3%	1,104	93.9%	(1.1%)	1.2%	(3.0%)	0.0%	(1.1%)
17	Jacksonville	3,711	1.9%	890	93.4%	(2.8%)	1.5%	(5.7%)	(2.6%)	(0.2%)
18	Portland, OR	3,113	1.8%	989	93.7%	(0.8%)	1.5%	(2.2%)	1.0%	(1.7%)
19	Tampa	2,598	1.3%	941	93.9%	(3.5%)	0.9%	(6.6%)	(3.1%)	(0.3%)
20	Raleigh/Durham	2,666	1.3%	821	93.9%	(2.1%)	(3.8%)	(0.9%)	(0.5%)	(1.5%)

	Top 20 Markets	118,863	98.6%	1,350	93.7%	(2.4%)	(0.5%)	(3.4%)	(1.1%)	(1.2%)
	All Other Markets	2,393	1.4%	1,002	94.2%	(3.4%)	(4.5%)	(2.6%)	(2.1%)	(1.3%)

	Total	121,256	100.0%	$1,343	93.7%	(2.4%)	(0.6%)	(3.4%)	(1.2%)	(1.2%)

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
Second Quarter 2009 vs. First Quarter 2009
Sequential Same Store Results by Market

						Increase (Decrease) from Prior Quarter
			Q2 2009	Q2 2009	Q2 2009
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	6,246	9.9%	$2,680	94.8%	(0.4%)	(2.6%)	0.9%	(1.5%)	1.0%
2	DC Northern Virginia	8,781	9.2%	1,642	94.3%	(0.1%)	(5.0%)	2.4%	0.2%	(0.3%)
3	South Florida	12,465	8.8%	1,282	93.4%	(0.3%)	(5.3%)	3.5%	(0.5%)	0.2%
4	Los Angeles	7,442	8.0%	1,735	92.9%	(2.3%)	(2.3%)	(2.3%)	(1.4%)	(0.8%)
5	Boston	6,024	7.2%	2,001	95.0%	1.9%	(10.1%)	10.7%	0.9%	0.9%
6	Seattle/Tacoma	8,215	6.7%	1,374	92.8%	(0.2%)	(3.0%)	1.4%	0.0%	(0.2%)
7	San Francisco Bay Area	6,200	6.4%	1,692	93.2%	(1.7%)	(2.1%)	(1.4%)	(1.4%)	(0.3%)
8	Phoenix	10,646	5.3%	876	92.7%	(2.7%)	(5.0%)	(1.2%)	(1.5%)	(1.2%)
9	Denver	8,059	5.1%	997	94.0%	(0.4%)	0.8%	(1.0%)	(0.9%)	0.4%
10	San Diego	4,491	4.7%	1,646	93.8%	0.3%	(5.5%)	3.3%	(0.2%)	0.5%
11	Orlando	7,690	4.3%	1,002	92.8%	(0.5%)	(1.9%)	0.6%	(0.6%)	0.1%
12	Atlanta	7,546	3.9%	974	94.0%	(0.6%)	(2.9%)	1.2%	(1.1%)	0.4%
13	Suburban Maryland	5,251	3.8%	1,210	94.5%	3.4%	(3.7%)	8.1%	1.8%	1.5%
14	Inland Empire, CA	4,355	3.7%	1,339	94.2%	(1.1%)	(5.2%)	1.1%	(0.8%)	(0.3%)
15	Orange County, CA	3,175	3.3%	1,578	93.9%	(1.3%)	(3.0%)	(0.5%)	(1.1%)	(0.2%)
16	New England (excluding Boston)	3,945	2.2%	1,104	93.9%	1.2%	(11.8%)	16.0%	1.3%	(0.1%)
17	Jacksonville	3,711	1.8%	890	93.4%	0.8%	(1.8%)	2.9%	0.6%	0.2%
18	Portland, OR	3,113	1.8%	989	93.7%	(0.8%)	(1.4%)	(0.5%)	0.1%	(0.9%)
19	Tampa	2,598	1.3%	941	93.9%	(1.5%)	(4.8%)	1.2%	(1.0%)	(0.4%)
20	Raleigh/Durham	2,666	1.2%	821	93.9%	(2.0%)	(2.6%)	(1.6%)	(0.7%)	(1.3%)

	Top 20 Markets	122,619	98.6%	1,357	93.7%	(0.4%)	(4.2%)	1.9%	(0.4%)	0.0%
	All Other Markets	2,393	1.4%	1,002	94.2%	(0.7%)	(4.5%)	1.8%	(1.4%)	0.7%

	Total	125,012	100.0%	$1,350	93.7%	(0.4%)	(4.2%)	1.9%	(0.4%)	0.0%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
June YTD 2009 vs. June YTD 2008
Same Store Results by Market

						Increase (Decrease) from Prior Year
			June YTD 09	June YTD 09	June YTD 09
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	6,246	10.4%	$2,700	94.3%	(1.4%)	3.7%	(4.3%)	(1.6%)	0.2%
2	South Florida	11,761	8.6%	1,284	93.4%	(2.1%)	1.3%	(4.5%)	(1.7%)	(0.4%)
3	DC Northern Virginia	7,661	8.5%	1,655	94.4%	(0.3%)	2.1%	(1.4%)	0.8%	(1.1%)
4	Los Angeles	6,863	7.8%	1,732	93.3%	(2.1%)	0.6%	(3.3%)	(1.1%)	(0.9%)
5	Seattle/Tacoma	8,215	7.0%	1,374	92.9%	(1.4%)	2.1%	(3.3%)	0.3%	(1.6%)
6	San Francisco Bay Area	6,200	6.8%	1,704	93.3%	0.6%	0.2%	0.8%	3.2%	(2.4%)
7	Boston	5,714	6.7%	1,918	94.7%	1.1%	(0.3%)	1.9%	2.3%	(1.2%)
8	Phoenix	10,238	5.3%	879	93.3%	(6.7%)	0.4%	(10.9%)	(5.4%)	(1.4%)
9	Denver	8,059	5.3%	1,002	93.8%	0.2%	(1.5%)	1.1%	1.6%	(1.3%)
10	San Diego	4,491	4.9%	1,648	93.6%	0.8%	0.1%	1.1%	1.4%	(0.5%)
11	Orlando	7,525	4.4%	1,001	92.8%	(4.5%)	(0.5%)	(7.0%)	(3.6%)	(0.8%)
12	Atlanta	7,546	4.1%	979	93.8%	(1.7%)	2.3%	(4.6%)	(0.7%)	(1.0%)
13	Inland Empire, CA	4,355	3.9%	1,344	94.3%	(1.2%)	(0.1%)	(1.8%)	(1.6%)	0.4%
14	Orange County, CA	3,175	3.5%	1,587	94.0%	(1.1%)	(1.3%)	(1.1%)	(0.8%)	(0.3%)
15	Suburban Maryland	3,977	2.8%	1,165	94.1%	2.2%	2.7%	2.0%	2.5%	(0.2%)
16	New England (excluding Boston)	3,945	2.1%	1,097	94.0%	(1.0%)	3.8%	(5.3%)	(0.5%)	(0.5%)
17	Portland, OR	3,113	1.9%	989	94.2%	0.3%	1.4%	(0.3%)	1.4%	(1.0%)
18	Jacksonville	3,711	1.9%	888	93.3%	(3.8%)	1.9%	(7.7%)	(3.6%)	(0.2%)
19	Tampa	2,598	1.3%	946	94.2%	(2.9%)	1.8%	(6.4%)	(3.0%)	0.0%
20	Raleigh/Durham	2,666	1.3%	824	94.6%	(1.1%)	(0.7%)	(1.5%)	(0.2%)	(0.9%)

	Top 20 Markets	118,059	98.5%	1,353	93.7%	(1.3%)	1.2%	(2.8%)	(0.4%)	(0.9%)
	All Other Markets	2,393	1.5%	1,010	93.8%	(0.6%)	(1.9%)	0.2%	(0.4%)	(0.2%)

	Total	120,452	100.0%	$1,346	93.7%	(1.3%)	1.1%	(2.8%)	(0.4%)	(0.8%)

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential

Debt Summary as of June 30, 2009
(Amounts in thousands)
				Weighted
			Weighted	Average
			Average	Maturities
	Amounts (1)	% of Total	Rates (1)	(years)

Secured	$5,028,736	50.4%	4.86%	9.0
Unsecured	4,945,244	49.6%	5.34%	5.2

Total	$9,973,980	100.0%	5.11%	7.1

Fixed Rate Debt:
Secured - Conventional	$4,033,465	40.4%	5.96%	7.7
Unsecured - Public/Private	4,409,644	44.2%	5.92%	5.5

Fixed Rate Debt	8,443,109	84.6%	5.93%	6.6

Floating Rate Debt:
Secured - Conventional	359,597	3.6%	2.07%	3.5
Secured - Tax Exempt	635,674	6.4%	0.73%	21.1
Unsecured - Public/Private	500,000	5.0%	1.36%	1.3
Unsecured - Tax Exempt	35,600	0.4%	0.44%	19.5
Unsecured - Revolving Credit Facility	-	-	-	2.7

Floating Rate Debt	1,530,871	15.4%	1.32%	10.1

Total	$9,973,980	100.0%	5.11%	7.1
(1)	Net of the effect of any derivative instruments. Weighted average rates are for the six months ended June 30, 2009.

Note: The Company capitalized interest of approximately $21.0 million and $29.5 million during the six months ended June 30, 2009 and 2008, respectively. The Company capitalized interest of approximately $10.4 million and $14.8 million during the quarters ended June 30, 2009 and 2008, respectively.
Debt Maturity Schedule as of June 30, 2009
(Amounts in thousands)

								Weighted	Weighted
								Average Rates	Average
		Fixed		Floating				on Fixed	Rates on
Year		Rate (1)		Rate (1)		Total	% of Total	Rate Debt (1)	Total Debt (1)

2009		$6,455		$86,725		$93,180	0.9%	7.58%	2.64%
2010		220,603		672,235	(2)	892,838	8.9%	7.54%	2.93%
2011		1,258,011	(3)	87,812		1,345,823	13.5%	5.58%	5.33%
2012		955,972		3,442		959,414	9.6%	5.89%	5.88%
2013		565,881		-		565,881	5.7%	5.93%	5.93%
2014		516,964		-		516,964	5.2%	5.28%	5.28%
2015		355,107		-		355,107	3.6%	6.41%	6.41%
2016		1,088,710		-		1,088,710	10.9%	5.32%	5.32%
2017		1,345,998		456		1,346,454	13.5%	5.87%	5.87%
2018		335,501		44,677		380,178	3.8%	5.96%	5.60%
2019	+	1,793,907		635,524		2,429,431	24.4%	5.86%	5.04%

Total		$8,443,109		$1,530,871		$9,973,980	100.0%	5.80%	5.22%
(1)	Net of the effect of any derivative instruments. Weighted average rates are as of June 30, 2009.

(2)	Includes the Company's $500.0 million floating rate term loan facility, which matures on October 5, 2010, subject to two one-year extension options exercisable by the Company.

(3)	Includes $531.1 million face value of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

Equity Residential
Unsecured Debt Summary as of June 30, 2009
(Amounts in thousands)

					Unamortized
	Coupon	Due		Face	Premium/	Net
	Rate	Date		Amount	(Discount)	Balance

Fixed Rate Notes:
	6.950%	03/02/11	(1)	$114,806	$1,688	$116,494
	6.625%	03/15/12		400,000	(795)	399,205
	5.500%	10/01/12		350,000	(1,122)	348,878
	5.200%	04/01/13		400,000	(444)	399,556
	5.250%	09/15/14		500,000	(320)	499,680
	6.584%	04/13/15		300,000	(645)	299,355
	5.125%	03/15/16		500,000	(359)	499,641
	5.375%	08/01/16		400,000	(1,314)	398,686
	5.750%	06/15/17		650,000	(4,069)	645,931
	7.125%	10/15/17		150,000	(538)	149,462
	7.570%	08/15/26		140,000	-	140,000
	3.850%	08/15/26	(2)	531,092	(18,336)	512,756

				4,435,898	(26,254)	4,409,644

Floating Rate Tax Exempt Notes:
	7-Day SIFMA	12/15/28	(3)	35,600	-	35,600

Floating Rate Notes:
Term Loan Facility	LIBOR+0.50%	10/05/10	(3)(4)	500,000	-	500,000

Revolving Credit Facility:	LIBOR+0.50%	02/28/12	(5)	-	-	-

Total Unsecured Debt				$4,971,498	$(26,254)	$4,945,244
Note: SIFMA stands for the Securities Industry and Financial Markets Association and is the tax-exempt index equivalent of LIBOR.

(1)	On January 27, 2009, the Company repurchased $185.2 million of these notes at par pursuant to a cash tender offer announced on January 16, 2009.

(2)	Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021. During the six months ended June 30, 2009, the Company repurchased $17.5 million of these notes at a discount to par of approximately 11.6% and recognized a gain on early debt extinguishment of $2.0 million. Effective January 1, 2009, the Company adopted FSP APB 14-1, which requires companies to expense the implied option value inherent in convertible debt. In conjunction with this adoption, the Company recorded an adjustment of $17.3 million to the beginning balance of the discount on its convertible notes.

(3)	Notes are private. All other unsecured debt is public.

(4)	Represents the Company's $500.0 million term loan facility, which matures on October 5, 2010, subject to two one-year extension options exercisable by the Company.

(5)	As of June 30, 2009, there was no amount outstanding and approximately $1.35 billion available on the Company's unsecured revolving credit facility.

Equity Residential
Selected Unsecured Public Debt Covenants

	June 30,	March 31,
	2009	2009

Total Debt to Adjusted Total Assets (not to exceed 60%)	50.8%	51.2%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	25.6%	25.1%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.30	2.34

Total Unsecured Assets to Unsecured Debt
(must be at least 150%)	238.2%	231.1%
These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

Equity Residential

Capital Structure as of June 30, 2009
(Amounts in thousands except for share/unit and per share amounts)

	Secured Debt				$5,028,736	50.4%
	Unsecured Debt				4,945,244	49.6%

Total Debt					9,973,980	100.0%	60.0%

	Common Shares (includes Restricted Shares)		273,975,692	94.4%
Units			16,205,905	5.6%

Total Shares and Units			290,181,597	100.0%
Common Share Equivalents (see below)			405,555

Total outstanding at quarter-end			290,587,152
Common Share Price at June 30, 2009			$22.23
					6,459,752	97.0%
Perpetual Preferred Equity (see below)					200,000	3.0%

Total Equity					6,659,752	100.0%	40.0%

Total Market Capitalization					$16,633,732		100.0%

Convertible Preferred Equity as of June 30, 2009
(Amounts in thousands except for share/unit and per share/unit amounts)

				Annual	Annual	Weighted		Common
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average	Conversion	Share
Series	Date	Shares/Units	Value	Per Share/Unit	Amount	Rate	Ratio	Equivalents

Preferred Shares:
7.00% Series E	11/1/98	328,466	$8,212	$1.75	$575		1.1128	365,517
7.00% Series H	6/30/98	22,459	561	1.75	39		1.4480	32,521
Junior Preference Units:
8.00% Series B	7/29/09	7,367	184	2.00	15		1.020408	7,517

Total Convertible Preferred Equity		358,292	$8,957		$629	7.02%		405,555

Perpetual Preferred Equity as of June 30, 2009
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate

Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity		1,600,000	$200,000		$13,865	6.93%

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q209	YTD Q208	Q209	Q208

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	272,613,907	269,196,050	272,901,078	269,607,843
Shares issuable from assumed conversion/vesting of:
- OP Units	16,237,055	18,063,520	16,089,264	17,832,334
- long-term compensation award shares/units	300,939	2,661,461	347,395	3,004,340

Total Common Shares and Units - diluted	289,151,901	289,921,031	289,337,737	290,444,517

Weighted Average Amounts Outstanding for FFO Purposes:
Common Shares - basic	272,613,907	269,196,050	272,901,078	269,607,843
OP Units - basic	16,237,055	18,063,520	16,089,264	17,832,334

Total Common Shares and OP Units - basic	288,850,962	287,259,570	288,990,342	287,440,177
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	405,791	438,825	405,555	433,179
- long-term compensation award shares/units	300,939	2,661,461	347,395	3,004,340

Total Common Shares and Units - diluted	289,557,692	290,359,856	289,743,292	290,877,696

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	273,975,692
Units	16,205,905

Total Shares and Units	290,181,597

Equity Residential
Partially Owned Entities as of June 30, 2009
(Amounts in thousands except for project and unit amounts)

		Consolidated					Unconsolidated
		Development Projects
		Held for					Institutional
		and/or Under	Completed, Not	Completed			Joint
		Development	Stabilized (4)	and Stabilized	Other	Total	Ventures

Total projects	(1)	-	2	2	21	25	40

Total units	(1)	-	735	432	3,943	5,110	9,560

Operating information for the six months
ended 6/30/09 (at 100%):
Operating revenue		$309	$2,891	$3,564	$28,639	$35,403	$48,107
Operating expenses		635	2,171	1,473	9,670	13,949	21,716

Net operating (loss) income		(326)	720	2,091	18,969	21,454	26,391
Depreciation		185	1,179	1,780	7,445	10,589	10,105
General and administrative/other		50	411	5	7	473	190

Operating (loss) income		(561)	(870)	306	11,517	10,392	16,096
Interest and other income		19	-	-	71	90	98
Other expenses		2	-	-	-	2	-
Interest:
Expense incurred, net		(51)	(1,887)	(1,074)	(10,070)	(13,082)	(25,865)
Amortization of deferred financing costs		(40)	(76)	(26)	(83)	(225)	(427)
Income and other tax (expense) benefit		(19)	-	-	(34)	(53)	(132)

Net (loss) income		$(650)	$(2,833)	$(794)	$1,401	$(2,876)	$(10,230)

Debt - Secured (2):
EQR Ownership (3)		$332,765	$161,981	$61,260	$218,087	$774,093	$109,958
Noncontrolling Ownership		-	-	-	83,957	83,957	329,874

Total (at 100%)		$332,765	$161,981	$61,260	$302,044	$858,050	$439,832
(1)	Project and unit counts exclude all uncompleted development projects until those projects are substantially completed. See the Consolidated Development Projects schedule for more detail.

(2)	All debt is non-recourse to the Company with the exception of $42.2 million in mortgage debt on various development projects. In addition, $66.0 million in mortgage debt on one development project will become recourse to the Company upon completion of that project.

(3)	Represents the Company's current economic ownership interest.

(4)	Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

Equity Residential
Consolidated Development Projects as of June 30, 2009
(Amounts in thousands except for project and unit amounts)

					Total Book Value Not Placed in
			Total Capital	Total Book Value							Estimated Completion	Estimated Stabilization
		No. of				Total		Percentage	Percentage	Percentage
Projects	Location	Units	Cost (1)	to Date	Service	Debt		Completed	Leased	Occupied	Date	Date

Projects Under Development - Wholly Owned:
70 Greene (a.k.a. 77 Hudson)	Jersey City, NJ	480	$ 269,958	$ 244,591	$ 244,591	$ -		93%	26%	15%	Q4 2009	Q1 2011
Reserve at Town Center II	Mill Creek, WA	100	24,464	15,090	15,090	-		64%	-	-	Q1 2010	Q3 2010
Redmond Way	Redmond, WA	250	84,382	37,097	37,097	-		35%	-	-	Q1 2011	Q1 2012

Projects Under Development - Wholly Owned		830	378,804	296,778	296,778	-

Projects Under Development - Partially Owned:
Montclair Metro	Montclair, NJ	163	48,730	40,471	40,471	23,070		89%	-	-	Q3 2009	Q1 2010
Red Road Commons	South Miami, FL	404	128,816	119,329	119,329	63,662		96%	54%	12%	Q1 2010	Q3 2011
111 Lawrence Street	Brooklyn, NY	492	283,968	169,202	169,202	48,272		66%	-	-	Q2 2010	Q3 2011
Westgate	Pasadena, CA	480	170,558	99,818	99,818	163,160	(2)	48%	-	-	Q2 2011	Q2 2012

Projects Under Development - Partially Owned		1,539	632,072	428,820	428,820	298,164

Projects Under Development		2,369	1,010,876	725,598	725,598	298,164	(3)

Land Held for Development		N/A	-	239,377	239,377	34,601

Land/Projects Held for and/or Under Development		2,369	1,010,876	964,975	964,975	332,765

Completed Not Stabilized - Wholly Owned (4):
Crowntree Lakes	Orlando, FL	352	56,628	56,628	-	-			98%	93%	Completed	Q3 2009
Mosaic at Metro	Hyattsville, MD	260	60,383	59,560	-	41,499			70%	60%	Completed	Q1 2010
Third Square (a.k.a. 303 Third Street) (5)	Cambridge, MA	482	255,625	254,587	-	172,235			67%	55%	Completed	Q2 2010
Reunion at Redmond Ridge	Redmond, WA	321	53,175	53,150	-	-			38%	36%	Completed	Q3 2010

Projects Completed Not Stabilized - Wholly Owned		1,415	425,811	423,925	-	213,734

Completed Not Stabilized - Partially Owned (4):
1401 South State (a.k.a. City Lofts)	Chicago, IL	278	69,952	68,438	-	52,124			87%	74%	Completed	Q4 2009
Veridian (a.k.a. Silver Spring)	Silver Spring, MD	457	148,705	147,748	-	109,857			76%	54%	Completed	Q3 2010

Projects Completed Not Stabilized - Partially Owned		735	218,657	216,186	-	161,981

Projects Completed Not Stabilized		2,150	644,468	640,111	-	375,715

Completed and Stabilized During the Quarter - Wholly Owned:
Highland Glen II	Westwood, MA	102	19,888	19,868	-	-			99%	97%	Completed	Stabilized
West End Apartments (a.k.a. Emerson/CRP II)	Boston, MA	310	163,489	163,432	-	-			98%	96%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter - Wholly Owned		412	183,377	183,300	-	-

Projects Completed and Stabilized During the Quarter		412	183,377	183,300	-	-

Total Projects		4,931	$ 1,838,721	$ 1,788,386	$ 964,975	$ 708,480

NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS								Total Capital Cost (1)	Q2 2009 NOI
Projects Under Development								$ 1,010,876	$ (290)
Completed Not Stabilized								644,468	1,521
Completed and Stabilized During the Quarter								183,377	1,881
Total Development NOI Contribution								$ 1,838,721	$ 3,112
(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2) Debt is primarily tax-exempt bonds that are entirely outstanding with $72.4 million held in escrow by the lender and released as draw requests are made. This escrowed amount is classified as "Deposits - restricted" in the consolidated balance sheets at June 30, 2009.

(3) Of the approximately $285.3 million of capital cost remaining to be funded at 6/30/09 for projects under development, $203.3 million will be funded by fully committed third party bank loans and the remaining $82.0 million will be funded by cash on hand.

(4) Properties included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

(5) Third Square - Both the percentage leased and percentage occupied reflect the full 482 units included in phases I & II. Phase I is 94% leased and 83% occupied. Phase II is 26% leased and 11% occupied. The partner's interest was acquired during the second quarter of 2009 for $4.8 million and as a result the project is now wholly owned.

Equity Residential
Maintenance Expenses and Capitalized Improvements to Real Estate
For the Six Months Ended June 30, 2009
(Amounts in thousands except for unit and per unit amounts)

		Maintenance Expenses						Capitalized Improvements to Real Estate							Total Expenditures

										Building Improvements (5)
	Total Units (1)		Avg. Per Unit		Avg. Per Unit		Avg. Per Unit	Replacements (4)	Avg. Per Unit		Avg. Per Unit		Avg. Per Unit		Grand Total	Avg. Per Unit
		Expense (2)		Payroll (3)		Total						Total

Established Properties (6)	109,382	$ 42,957	$ 393	$ 38,490	$ 352	$ 81,447	$ 745	$ 16,543	$ 151	$ 17,513	$ 160	$ 34,056	$ 311	(9)	$ 115,503	$ 1,056

New Acquisition Properties (7)	14,348	5,608	398	4,843	344	10,451	742	1,578	112	3,806	271	5,384	383		15,835	1,125

Other (8)	6,007	4,384		3,587		7,971		16,853		2,827		19,680			27,651

Total	129,737	$ 52,949		$ 46,920		$ 99,869		$ 34,974		$ 24,146		$ 59,120			$ 158,989
(1)	Total Units - Excludes 9,560 unconsolidated units and 4,559 military housing (fee managed) units, for which maintenance expenses and capitalized improvements to real estate are self-funded and do not consolidate into the Company's results.

(2)	Maintenance Expenses - Includes general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs and other miscellaneous building repair costs.

(3)	Maintenance Payroll - Includes employee costs for maintenance, cleaning, housekeeping and landscaping.

(4)	Replacements - Includes new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.

(5)	Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Established Properties - Wholly Owned Properties acquired prior to January 1, 2007.

(7)	New Acquisition Properties - Wholly Owned Properties acquired during 2007, 2008 and 2009. Per unit amounts are based on a weighted average of 14,074 units.

(8)	Other - Primarily includes properties either partially owned or sold during the period, commercial space and corporate housing. Also includes $15.4 million included in replacements spent on various assets related to major renovations and repositioning of these assets.

(9)	For 2009, the Company estimates an annual stabilized run rate of approximately $925 per unit of capital expenditures for its established properties.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Six Months Ended		Quarter Ended
	June 30,		June 30,
	2009	2008	2009	2008

REVENUES
Rental income	$ 17,832	$ 60,482	$ 6,408	$ 27,599

Total revenues	17,832	60,482	6,408	27,599

EXPENSES (1)
Property and maintenance	8,036	19,312	3,244	8,544
Real estate taxes and insurance	2,284	7,936	767	3,801
Property management	-	(62)	-	3
Depreciation	3,641	14,921	1,438	6,782
General and administrative	25	17	20	14

Total expenses	13,986	42,124	5,469	19,144

Discontinued operating income	3,846	18,358	939	8,455

Interest and other income	10	140	3	148
Interest (2):
Expense incurred, net	(310)	(1,014)	(77)	(496)
Amortization of deferred financing costs	(32)	(2)	-	(1)
Income and other tax (expense) benefit	(65)	657	(18)	459

Discontinued operations	3,449	18,139	847	8,565
Net gain on sales of discontinued operations	145,798	214,797	83,927	92,280

Discontinued operations, net	$ 149,247	$ 232,936	$ 84,774	$ 100,845
(1)	Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2)	Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
FFO Midpoint Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

FFO Midpoint Reconciliations

			FFO Reconciliations
			Guidance Midpoint Q2
			2009 to Actual Q2 2009
			Amounts	Per Share

Guidance midpoint Q2 2009 FFO - Diluted (1) (2)			$ 158,912	$ 0.548
Property NOI (including reserve adjustments)			10,780	0.037
Interest and other income			4,014	0.014
Impairment			(11,124)	(0.038)
Interest expense			4,003	0.014
Other			2,066	0.007

Actual Q2 2009 FFO - Diluted (1) (2)			$ 168,651	$ 0.582

Non-Comparable Items (3)

	Six Months Ended June 30,			Quarter Ended June 30,
	2009	2008	Variance	2009	2008	Variance

Impairment	$ (11,124)	$ -	$ (11,124)	$ (11,124)	$ -	$ (11,124)
Debt extinguishment gains (interest and other income)	2,020	-	2,020	-	-	-
Gain on sale of investment securities (interest and other income)	4,943	-	4,943	4,943	-	4,943
FSP APB 14-1 convertible debt discount
(includes extinguishment write-offs)	(5,025)	(5,036)	11	(2,141)	(2,518)	377
Debt extinguishment costs (interest):
Prepayment penalties	(35)	-	(35)	-	-	-
Write-off of unamortized deferred financing costs	(1,435)	(6)	(1,429)	(780)	-	(780)
Write-off of unamortized premiums/(discounts)/(OCI)	(758)	-	(758)	47	-	47
EQR 25% share of unconsolidated defeasance costs
((loss) from investments in unconsolidated entities)	(1,775)	-	(1,775)	(1,775)	-	(1,775)
Net incremental gain (loss) on sales of condominium units	335	(3,090)	3,425	399	(3,456)	3,855
Other	(1,842)	(465)	(1,377)	(828)	627	(1,455)

Net non-comparable items (3)	$ (14,696)	$ (8,597)	$ (6,099)	$ (11,259)	$ (5,347)	$ (5,912)

Note: See page 25 for definitions, footnotes and reconciliations of EPS to FFO.

Equity Residential
Earnings Guidance and Assumptions

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

2009 Earnings Guidance (per share diluted)

	Q3 2009	2009

Expected FFO (1) (2)	$0.49 to $0.53	$2.10 to $2.20

2009 Same Store Assumptions

Physical occupancy		93.5%
Revenue change		(3.50%) to (3.00%)
Expense change		1.25% to 1.75%
NOI change		(6.50%) to (5.50%)

(Note: 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

2009 Transaction Assumptions

Rental acquisitions		$150.0 million
Rental dispositions		$800.0 million
Capitalization rate spread		125 basis points

2009 Debt Assumptions

Weighted average debt outstanding		$9.7 billion to $10.1 billion
Weighted average interest rate (reduced for capitalized interest and including prepayment penalties)		4.90%
Interest expense		$475.0 million to $495.0 million
Unrestricted cash at 12/31/09		$545.0 million

Note: Debt guidance assumes no additional debt offerings and no additional debt extinguishments, but does include approximately $9.3 million of interest expense for the mandatory adoption of FSP APB 14-1, which requires companies to expense the implied option value inherent in convertible debt. This change does not affect the Company's continued compliance with its financial or debt covenants.

2009 Other Guidance Assumptions

General and administrative expense		$40.0 million to $42.0 million
Interest and other income		$13.0 million to $15.0 million
Income and other tax expense		$3.0 million to $4.0 million
Net gain on sales of land parcels		No amounts budgeted
Preferred share redemptions		No amounts budgeted
Weighted average Common Shares and Units - Diluted		289.7 million
Note:	See page 25 for definitions, footnotes and reconciliations of EPS to FFO.

Equity Residential
Additional Reconciliations
(Amounts in thousands except per share data)
(All per share data is diluted)

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO for Pages 23 and 24

			Expected	Expected
	Expected Q2 2009		Q3 2009	2009
	Amounts	Per Share	Per Share	Per Share

Expected Earnings - Diluted (4)	$ 43,719	$ 0.150	$0.48 to $0.52	$1.22 to $1.32
Add: Expected depreciation expense	148,381	0.513	0.51	2.07
Less: Expected net gain on sales (4)	(33,188)	(0.115)	(0.50)	(1.19)

Expected FFO - Diluted (1) (2)	$ 158,912	$ 0.548	$0.49 to $0.53	$2.10 to $2.20
Definitions and Footnotes for Pages 23 and 24

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling  Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO and FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(3)	Non-comparable items are those items included in FFO that by their nature are not comparable from period to period, such as net incremental gain on sales of condominium units, impairment charges, debt extinguishment costs and redemption premiums on Preferred Shares/Preference Interests.

(4)	Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.
Same Store NOI Reconciliation for Page 10

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the June YTD 2009 and Second Quarter 2009 Same Store Properties:

	Six Months Ended June 30,		Quarter Ended June 30,
	2009	2008	2009	2008

Operating income	$ 277,409	$ 295,128	$ 135,962	$ 158,356
Adjustments:
Non-same store operating results	(37,713)	(13,331)	(17,600)	(9,825)
Fee and asset management revenue	(5,275)	(5,010)	(2,412)	(2,716)
Fee and asset management expense	3,985	4,171	1,982	1,991
Depreciation	298,194	279,253	149,909	139,812
General and administrative	20,595	24,191	10,201	11,774
Impairment	11,124	-	11,124	-

Same store NOI	$ 568,319	$ 584,402	$ 289,166	$ 299,392

CONTACT:
Equity Residential
Marty McKenna, 312-928-1901
mmckenna@eqrworld.com